Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054

www.svb.com

For release at 1:00 P.M. (Pacific Time)	Contact:
October 25, 2007	Meghan O’Leary
Investor Relations
(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP ANNOUNCES 2007 THIRD QUARTER FINANCIAL RESULTS

SANTA CLARA, Calif. — October 25, 2007 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the third quarter ended September 30, 2007.

Consolidated net income for the third quarter of 2007 was $38.1 million, or $1.03 per diluted common share, compared to $22.9 million, or $0.61 per diluted common share, for the second quarter of 2007, and $25.2 million, or $0.68 per diluted common share, for the third quarter of 2006. Consolidated net income for the second quarter of 2007 included a pre-tax charge of $17.2 million due to impairment of goodwill related to our investment banking subsidiary, SVB Alliant. On a non-GAAP-basis, excluding the $17.2 million pre-tax goodwill impairment charge, net income for the second quarter of 2007 was $33.1 million or $0.88 per diluted common share.

Consolidated net income for the nine months ended September 30, 2007 was $89.4 million, or $2.41 per diluted common share, compared to $61.0 million, or $1.61 per diluted common share for the comparable 2006 period.

“Our efforts to grow efficiently are paying off, both in our core banking and fee-based businesses,” said Kenneth Wilcox, president and CEO of SVB Financial Group. “Our ability to deliver growth against a backdrop of continued high credit quality and strong noninterest income demonstrates that our strategy of diversification within niche markets remains the right one, for us and for our clients.”

Third Quarter 2007 Highlights

	Three months ended					Nine months ended
				% Change from
(Dollars in millions, except per share amounts)	September 30, 2007	June 30, 2007	September 30, 2006	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006	% Change
Income Statement
EPS — diluted	$1.03	$0.61	$0.68	68.9%	51.5%	$2.41	$1.61	49.7%
Net income	38.1	22.9	25.2	66.4	51.2	89.4	61.0	46.6
Net interest income	95.7	94.6	89.8	1.2	6.6	283.6	259.4	9.3
Provision for loan losses	3.2	8.1	2.8	(60.5)	14.3	10.9	4.9	122.4
Noninterest income	65.0	55.7	31.0	16.7	109.7	168.2	95.3	76.5
Noninterest expense	83.0	97.9	75.0	(15.2)	10.7	263.0	239.3	9.9
Fully Taxable Equivalent:
Net interest income (1)	$96.0	$94.9	$90.2	1.2	6.4	$284.6	$260.7	9.2
Net interest margin	7.18%	7.39%	7.45%	(2.8)	(3.6)	7.38%	7.34%	0.5

Balance Sheet
Average total assets	$6,087.3	$5,934.0	$5,405.6	2.6	12.6	$5,915.9	$5,322.8	11.1
Return on average assets (2)	2.5%	1.5%	1.8%	66.7	38.9	2.0%	1.5%	33.3
Return on average equity (2)	22.3%	13.7%	17.2%	62.8	29.7	18.0%	14.1%	27.7
Average loans, net of unearned income	$3,630.3	$3,426.7	$2,976.0	5.9	22.0	$3,439.5	$2,791.3	23.2
Allowance for loan losses as a percentage of total gross loans	1.15%	1.14%	1.18%	0.9	(2.5)	1.15%	1.18%	(2.5)
Average investment securities	$1,326.4	$1,390.7	$1,585.6	(4.6)	(16.3)	$1,391.6	$1,739.2	(20.0)
Average deposits	3,936.6	3,851.0	3,833.9	2.2	2.7	3,879.9	3,952.6	(1.8)
Average short-term borrowings	205.7	415.1	523.4	(50.4)	(60.7)	388.6	344.6	12.8
Average long-term debt	847.2	602.2	199.0	40.7	325.7	598.9	198.8	201.3
Common stock repurchases	$58.0	$20.2	$25.0	187.1	132.0	$97.3	$94.3	3.2

Off-Balance Sheet
Average total client investment funds	$20.7	$20.0	$17.8	3.5	16.3	$20.1	$16.9	18.9

Ratios and Other Statistics
Total risk-based capital ratio	17.52%	17.29%	13.64%	1.9	29.2	17.62%	13.64%	29.2
Tangible common equity to tangible assets (3)	10.80	10.39	10.08	3.9	7.1	10.80	10.08	7.1
Period end prime rate	7.75	8.25	8.25	(6.1)	(6.1)	7.75	8.25	(6.1)
Average SVB prime lending rate	8.19%	8.25%	8.25%	(0.7)%	(0.7)%	8.23%	7.85%	4.8%

(1)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.3 million, $0.3 million and $0.4 million for the quarters ended September 30, 2007, June 30, 2007 and September 30, 2006, respectively. The tax-equivalent adjustments were $0.9 million and $1.3 million for the nine months ended September 30, 2007 and 2006, respectively.
(2)	Ratios represent annualized consolidated net income divided by quarterly average assets/equity and year-to-date average assets/equity, respectively.
(3)	Tangible common equity consists of total stockholders’ equity (excluding unrealized gains and losses on investments) less acquired intangibles and goodwill. Tangible assets represent total assets (excluding unrealized gains and losses on investments) less acquired intangibles and goodwill.

Net Interest Income and Margin

Net interest income was $95.7 million for the third quarter of 2007, compared to $94.6 million for the second quarter of 2007 and $89.8 million for the third quarter of 2006. Net interest income (on a fully tax-equivalent basis) was $96.0 million for the third quarter of 2007, compared to $94.9 million for the second quarter of 2007 and $90.2 million for the third quarter of 2006. The increase in net interest income (on a fully tax-equivalent basis) in the third quarter of 2007, compared to the second quarter of 2007, was primarily attributable to:

•	An increase in income from our loan portfolio of $4.2 million primarily related to an increase in our average loan portfolio balance;

•

An increase in interest expense of $4.1 million related to the full quarter effect of our issuance of $250.0 million in senior notes and $250.0 million in subordinated notes on May 15, 2007. This increase was partially offset by a decrease in interest expense of $2.9 million related to short-term borrowings, as the proceeds from the issuance of the senior and subordinated notes were used to pay-down short-term borrowings;

•

An increase in interest expense of $1.1 million in our bonus money market deposits, primarily related to the introduction of our new money market deposit product for early stage clients during the second quarter of 2007; and

•	A decrease in interest income of $0.9 million from our investment securities portfolio, primarily related to scheduled maturities and prepayments.

Net interest margin (on a fully tax-equivalent basis) was 7.18 percent for the third quarter of 2007, compared to 7.39 percent for the second quarter of 2007 and 7.45 percent for the third quarter of 2006. The decrease in the third quarter of 2007, compared to the second quarter of 2007, was primarily due to a decrease in our loan yield primarily from lower fee income recognized, increases in yields from our interest-bearing liabilities related to the full quarter effect of the issuance of our senior and subordinated notes and the introduction of our new money market deposit product for early stage clients. In addition, loan yields were slightly impacted by a 50 basis point decrease in our prime-lending rate on September 19, 2007.

As of September 30, 2007, 73.7 percent or $2.8 billion, of our outstanding gross loans were variable-rate loans that adjust at a prescribed measurement date upon a change in our prime-lending rate or other variable indices, compared to 71.6 percent or $2.7 billion as of June 30, 2007 and 74.3 percent or $2.5 billion as of September 30, 2006.

Loan Growth

Average loans, net of unearned income, were $3.63 billion for the third quarter of 2007, compared to $3.43 billion for the second quarter of 2007 and $2.98 billion for the third quarter of 2006. The increase in average loan balances for the third quarter of 2007, compared to the second quarter of 2007, came from all industry segments, with particularly strong growth in loans to private equity firms for capital calls. Period end loans, net of unearned income, were $3.82 billion at September 30, 2007, compared to $3.76 billion at June 30, 2007 and $3.32 billion at September 30, 2006.

Deposit Growth

Average deposits were $3.94 billion for the third quarter of 2007, compared to $3.85 billion for the second quarter of 2007 and $3.83 billion for the third quarter of 2006. The increase in average deposit balances for the third quarter of 2007, compared to the second quarter of 2007, reflect the full quarter impact of our new money market deposit product for early stage clients, introduced in the second quarter of 2007. The average balance of the early stage money market deposit product was $144.9 million for the third quarter of 2007, compared to $24.1 million for the second quarter of 2007. This early stage money market deposit product is the first of two new deposit products to be introduced in 2007. Total deposits were $3.97 billion at September 30, 2007, compared to $4.41 billion at June 30, 2007 and $3.97 billion at September 30, 2006.

Investment Portfolio

Average interest-earning investment securities were $1.33 billion for the third quarter of 2007, compared to $1.39 billion for the second quarter of 2007 and $1.59 billion for the third quarter of 2006. The decrease in investment securities in the third quarter of 2007, compared to the second quarter of 2007, was primarily due to scheduled maturities and regular prepayments within our portfolio. We did not hold any mortgage-backed securities collateralized by sub-prime residential mortgage loans for any of the periods presented in this release.

Noninterest Income

Noninterest income was $65.0 million for the third quarter of 2007, compared to $55.7 million for the second quarter of 2007 and $31.0 million for the third quarter of 2006. The increase in noninterest income in the third quarter of 2007, compared to the second quarter of 2007, was primarily attributable to:

•

An increase in net gains on derivative instruments of $4.0 million, primarily due to gains on exercises of equity warrant assets arising from merger and acquisition activities and initial public offerings of stock by certain companies in our warrant portfolio. The increase in gains on exercises of equity warrant assets were partially offset by lower gains recognized in the third quarter of 2007 from valuation adjustments of our equity warrant assets, compared to the second quarter of 2007. The net gains on derivatives of $8.8 million for the third quarter of 2007 were primarily related to $7.7 million in net gains from exercised warrants and $1.1 million in net increase in fair value;

•

An increase in corporate finance fees of $1.7 million. The increase in the third quarter of 2007 was driven by two factors: higher income from success fees at SVB Alliant, and revenue recognized on certain previously collected retainer fees related to terminated contracts. On July 18, 2007, we announced our decision to cease operations at SVB Alliant. We elected to have SVB Alliant complete a limited number of client transactions, the last of which are expected to be completed during the fourth quarter of 2007 or the first quarter of 2008;

•

An increase in net gains on investment securities of $1.1 million. Net gains on investment securities of $14.7 million in the third quarter of 2007 were mainly attributable to net gains of $12.8 million from two of our managed funds of funds and $3.2 million from two of our sponsored debt funds, partially offset by net losses of $1.2 million from one of our managed co-investment funds. The net gains on investment securities of $14.7 million were primarily related to net increases of $8.2 million in net gains from valuation adjustments and $6.5 million in gains from distributions. Of the $14.7 million in gains for the third quarter of 2007, $11.5 million was attributable to minority interests, compared to the $13.6 million in gains for the second quarter of 2007, of which $7.2 million was attributable to minority interests. As of September 30, 2007, we held, either directly or through our managed investment funds, investments in 385 private equity funds, 57 companies and three sponsored debt funds;

•	An increase in foreign exchange fees of $0.9 million, which reflects both increased volumes and higher values of international trades by our clients; and

•

An increase in other noninterest income of $0.9 million, primarily due to increases in income on revaluations of foreign currency denominated loans, partially offset by a decrease in fund management fees. The income on revaluations of foreign currency denominated loans of $2.1 million for the third quarter of 2007 was partially offset by a decline in fair value of related foreign exchange forwards of $0.4 million, which is included in net gains on derivative instruments. Fund management fees were $1.9 million in the third quarter of 2007, compared to $2.8 million in the second quarter of 2007. The decrease in fund management fees is related to higher revenues recognized in the second quarter of 2007 related to three fund closings.

Noninterest Expense

Noninterest expense was $83.0 million for the third quarter of 2007, compared to $97.9 million for the second quarter of 2007 and $75.0 million for the third quarter of 2006. The second quarter of 2007 included a goodwill impairment charge of $17.2 million in connection with our annual goodwill assessment of SVB Alliant. Excluding the goodwill charge, noninterest expense increased in the third quarter of 2007, compared to the second quarter of 2007, attributable to the following components:

•	An increase of $4.5 million in compensation and benefits expense. This increase was due to higher incentive compensation costs related to our strong performance;

•	An increase of $1.2 million in professional services expense;

•	A decrease in net occupancy expense of $1.1 million, primarily from lease exit costs recognized during the second quarter of 2007; and

•	A decrease in business development and travel of $1.0 million.

Income Tax Expense

Our effective tax rate was 40.60 percent for the third quarter of 2007, which was comparable to 40.48 percent for the second quarter of 2007. Our effective tax rate for the nine months ended September 30, 2007 was 40.95 percent, compared to 42.29 percent for the same period a year ago. The decrease in the tax rate was primarily attributable to the tax impact of lower non-deductible share-based payment expenses on the overall pre-tax income.

Credit Quality

	Three months ended			Nine months ended
(Dollars in thousands)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Gross loan charge-offs	$4,102	$6,265	$3,216	$14,717	$10,427
Loan recoveries	(1,856)	(1,244)	(2,091)	(5,366)	(8,295)
Provision for loan growth and other	909	3,096	1,642	1,514	2,763

Provision for Loan Losses	$3,155	$8,117	$2,767	$10,865	$4,895

Provision as a percentage of total gross loans (annualized)	0.33%	0.86%	0.33%	0.38%	0.19%
Allowance for loan losses as a percentage of total gross loans	1.15%	1.14%	1.18%	1.15%	1.18%

We recognized a reduction of provision for unfunded credit commitments of $1.0 million for the third quarter of 2007, compared to a reduction of $0.7 million for the second quarter of 2007 and a provision of $0.5 million for the third quarter of 2006. The reduction of provision of $1.0 million for the third quarter of 2007 reflects our historical credit quality experience.

Minority Interest in Consolidated Affiliates

Minority interest in net (income)/loss of consolidated affiliates is primarily related to the minority interest holders’ portion of investment gains or losses and management fees paid by our managed funds. Minority interest in net income of consolidated affiliates was $10.5 million for the third quarter of 2007, compared to $5.8 million for the second quarter of 2007 and a net loss of $0.9 million for the third quarter of 2006. Minority interest in net income of consolidated affiliates of $10.5 million for the third quarter of 2007 was primarily due to $11.5 million in investment gains from our consolidated funds, particularly related to two of our managed funds of funds, offset by expenses of $2.7 million primarily related to management fees paid by our managed funds to the general partners at SVB Capital for funds management. Minority interest in capital of consolidated affiliates increased by $19.0 million for the third quarter of 2007, compared to the second quarter of 2007, due to equity transactions, which included capital calls of $29.8 million made by our consolidated affiliates and $10.5 million of net income from consolidated affiliates, partially offset by $21.6 million in distributions, primarily from two of our managed funds of funds.

Capital

We repurchased 1,140,700 shares of our common stock during the third quarter of 2007 at an aggregate cost of $58.0 million. We repurchased 1,926,693 shares of our common stock during the nine months ended September 30, 2007 at an aggregate cost of $97.3 million. On July 26, 2007, our Board of Directors authorized a stock repurchase program, which expires on July 31, 2008. At September 30, 2007, $199.2 million of shares were still available to be repurchased under our current repurchase program.

Weighted average diluted common shares outstanding decreased by 538,269 shares in the third quarter of 2007, compared to the second quarter of 2007, primarily due to the increase in share repurchase activity during the third quarter of 2007.

Outlook for the Year Ending December 31, 2007

For the year ending December 31, 2007, we expect that:

•	Average loans will increase at a percentage rate in the low-twenties compared to 2006 average balances;

•	Average deposits will be flat compared to 2006 average balances;

•	Average off-balance sheet client funds will grow at a percentage rate in the high-teens;

•	Net interest margin will be lower than 2006, primarily due to the recent Federal Reserve rate cut of fifty basis points and an expected additional rate cut in the fourth quarter of 2007;

•	Fees for deposits services, letters of credit and foreign exchange, in aggregate, will grow at a percentage rate in the low-twenties;

•

Provision for loan losses for 2007 will be impacted by net charge-offs and loan growth; net charge-offs for the fourth quarter of 2007 are expected to be between thirty and forty basis points (annualized); and

•	Noninterest expense will grow by five percent over 2006 levels, excluding the impact of goodwill impairment.

Forward Looking Statements; Reclassifications

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, without limitation, the following:

•

Projections of our revenues, income, earnings per share, net interest margin, net charge-offs, noninterest costs (including professional service, compliance, compensation and other costs), cash flows, balance sheet, capital expenditures, capital structure or other financial items

•	Descriptions of our strategic initiatives, plans, objectives and expectations of management

•	Forecasts of expected levels of provisions for loan losses, loan growth, deposits, fees for deposit services, letters of credit and foreign exchange, non-interest expense, and client funds

•	Forecasts of interest rates and net interest margins

•	Forecasts of venture capital funding levels and future economic performance

•	Descriptions of assumptions underlying or relating to any of the foregoing

These and other forward-looking statements can be identified by the use of words such as “becoming,” “may,” “will,” “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. In this release, particularly in the section “Outlook for the Year Ending December 31, 2007” above, we make forward-looking statements discussing management’s expectations about our financial and credit performance and financial results (and the components of such results) for the year 2007, as well as the completion of client transactions by SVB Alliant and the impact from our growth and expense control efforts.

Although management believes that the expectations reflected in our forward-looking statements are reasonable and has based these expectations on our beliefs and assumptions, such expectations may prove to be incorrect. Actual results of operations and financial performance could differ significantly from those expressed in or implied by management’s forward-looking statements. Factors that may cause the outlook for the year 2007 and other forward-looking statements herein to change include, among others, the following: (i) accounting changes, as required by generally accepted accounting principles in the United States of America, (ii) changes in the state of the economy or the markets served by us, (iii) changes in credit quality of our loan portfolio, (iv) changes in interest rates or market levels or factors affecting them, (v) changes in the performance or equity valuation of companies in which we have invested or hold derivative instruments or equity warrants assets, and (vi) variations from our expectations as to factors impacting our cost structure.

For additional information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to our public reports filed with the Securities and Exchange Commission, including our most recently-filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this release, as these statements are based on expectations and are not guarantees. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Certain reclassifications were made to prior years’ results to conform to 2007 presentations. Such reclassifications had no effect on our results of operations or stockholders’ equity.

Earnings Conference Call

On October 25, 2007, we will host a conference call at 2:00 p.m. (Pacific Time) to discuss the financial results for the third quarter ended September 30, 2007. The conference call can be accessed by dialing (866) 916-4782 or (706) 902-0678, and referencing the conference ID “21074020” or “SVB.” Participants wishing to follow the summary slide deck that will be used by management during the conference call can do so by going to www.conferenceplace.com and selecting “Join a Meeting”. The meeting ID is “ic01-XR8N6N” and the Meeting Key is “SVB”. The slides will also be posted on our Web site at www.svb.com immediately before the conference call. A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A digitized replay of the conference call will be available beginning at approximately 5:00 p.m. (Pacific Time) on Thursday, October 25, 2007, through midnight on Monday, October 29, 2007, by dialing (800) 642-1687 and referencing conference ID number “21074020.” A replay of the audio webcast and a copy of the summary slide deck will also be available on www.svb.com for 12 months beginning Thursday, October 25, 2007.

About SVB Financial Group

For more than 20 years, SVB Financial Group, the parent company of SVB Silicon Valley Bank, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Offering diversified financial services through SVB Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, Calif., SVB Financial Group operates through 27 offices in the U.S. and three internationally. More information on the Company can be found at www.svb.com.

Disclaimer:

SVB Silicon Valley Bank refers to Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group. Banking services are provided by Silicon Valley Bank, a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share amounts)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Interest income:
Loans	$93,243	$89,051	$78,686	$267,526	$215,053
Investment securities:
Taxable	14,915	15,782	17,720	46,990	57,714
Non-taxable	528	557	737	1,692	2,341
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities	4,485	4,341	3,161	12,660	7,731

Total interest income	113,171	109,731	100,304	328,868	282,839

Interest expense:
Deposits	3,572	2,568	2,197	8,328	6,858
Borrowings	13,891	12,587	8,299	36,892	16,532

Total interest expense	17,463	15,155	10,496	45,220	23,390

Net interest income	95,708	94,576	89,808	283,648	259,449
Provision for loan losses	3,155	8,117	2,767	10,865	4,895

Net interest income after provision for loan losses	92,553	86,459	87,041	272,783	254,554

Noninterest income:
Gains (losses) on investment securities, net	14,719	13,641	(2,048)	40,611	(1,209)
Client investment fees	13,127	12,652	11,555	37,813	32,164
Foreign exchange fees	6,714	5,805	5,182	17,778	15,494
Gains on derivative instruments, net	8,790	4,751	3,240	15,514	11,062
Corporate finance fees	5,166	3,487	1,999	11,568	7,212
Deposit service charges	3,933	3,567	2,747	10,711	7,235
Letter of credit and standby letter of credit income	2,671	2,761	2,617	8,363	7,609
Other	9,914	9,036	5,676	25,837	15,780

Total noninterest income	65,034	55,700	30,968	168,195	95,347

Noninterest expense:
Compensation and benefits (1)	56,460	51,957	45,505	161,777	138,701
Professional services	7,847	6,676	11,363	23,673	29,792
Impairment of goodwill	—	17,204	—	17,204	18,434
Net occupancy	5,149	6,285	4,112	16,238	12,615
Furniture and equipment	4,567	5,111	3,899	14,820	11,274
Business development and travel	2,429	3,403	3,013	8,747	8,754
Correspondent bank fees	1,511	1,311	1,510	4,371	4,092
Telephone	1,178	1,423	1,040	4,034	2,827
Data processing services	1,054	858	944	2,940	2,933
(Reduction of) provision for unfunded credit commitments	(973)	(696)	458	(2,778)	(3,363)
Other	3,737	4,384	3,163	11,966	13,274

Total noninterest expense	82,959	97,916	75,007	262,992	239,333

Income before minority interest in net (income)/loss of consolidated affiliates and income tax expense	74,628	44,243	43,002	177,986	110,568
Minority interest in net (income)/loss of consolidated affiliates	(10,458)	(5,825)	919	(26,639)	(5,139)

Income before income tax expense	64,170	38,418	43,921	151,347	105,429

Income tax expense	26,054	15,553	18,751	61,975	44,586
Net income before cumulative effect of change in accounting principle	38,116	22,865	25,170	89,372	60,843
Cumulative effect of change in accounting principle, net of tax (2)	—	—	—	—	192

Net income	$38,116	$22,865	$25,170	$89,372	$61,035

Earnings per common share — basic before cumulative effect of change in accounting principle	$1.12	$0.67	$0.73	$2.61	$1.75
Earnings per common share — diluted before cumulative effect of change in accounting principle	$1.03	$0.61	$0.68	$2.41	$1.61
Earnings per common share — basic	$1.12	$0.67	$0.73	$2.61	$1.75
Earnings per common share — diluted	$1.03	$0.61	$0.68	$2.41	$1.61

Weighted average shares outstanding — basic	34,028,704	34,318,539	34,417,390	34,254,952	34,813,062
Weighted average shares outstanding — diluted	36,869,496	37,407,765	37,053,519	37,131,653	37,819,986

(1)	Compensation and benefits included share-based payments of $3.8 million, $4.4 million and $5.2 million for the three months ended September 30, 2007, June 30, 2007 and September 30, 2006, respectively, and $12.0 million and $16.7 million for the nine months ended September 30, 2007 and 2006, respectively.
(2)	Represents the cumulative effect of change in accounting principle, net of taxes, on previously recognized share-based compensation for the effect of adopting Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except par value and share data)	September 30, 2007	June 30, 2007	September 30, 2006
Assets:
Cash and due from banks	$356,742	$350,301	$305,134
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities	302,377	655,978	295,367
Investment securities	1,571,619	1,593,957	1,726,499
Loans, net of unearned income	3,818,268	3,762,446	3,319,515
Allowance for loan losses	(44,225)	(43,352)	(39,549)

Net loans	3,774,043	3,719,094	3,279,966

Premises and equipment, net of accumulated depreciation and amortization	39,016	40,028	36,236
Goodwill	4,092	4,092	21,243
Accrued interest receivable and other assets	256,199	241,630	208,664

Total assets	$6,304,088	$6,605,080	$5,873,109

Liabilities, Minority Interest and Stockholders’ Equity:
Liabilities:
Deposits:
Noninterest-bearing demand	$2,892,102	$3,132,430	$2,956,635
Negotiable order of withdrawal (NOW)	23,099	31,389	30,376
Money market	723,369	927,995	671,968
Time	334,670	314,675	315,481

Total deposits	3,973,240	4,406,489	3,974,460

Short-term borrowings	370,000	305,000	809,767
Other liabilities	196,713	169,393	134,329
Long-term debt	855,370	838,116	202,085

Total liabilities	5,395,323	5,718,998	5,120,641

Minority interest in capital of consolidated affiliates	236,131	217,172	156,690

Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 33,448,121 shares, 34,387,390 shares and 34,253,880 shares outstanding, respectively	33	34	34
Additional paid-in capital	—	3,851	404
Retained earnings	687,350	690,350	614,560
Accumulated other comprehensive loss	(14,749)	(25,325)	(19,220)

Total stockholders’ equity	672,634	668,910	595,778

Total liabilities, minority interest and stockholders’ equity	$6,304,088	$6,605,080	$5,873,109

Capital Ratios:
Total risk-based capital ratio	17.52%	17.29%	13.64%
Tier 1 risk-based capital ratio	12.31	12.29	12.06
Tier 1 leverage ratio	12.39	12.81	12.21

Other Period-End Statistics:
Tangible common equity to tangible assets ratio	10.80	10.39	10.08
Loans, net of unearned income-to-deposits ratio	96.10%	85.38%	83.52%
Book value per share	$20.11	$19.45	$17.39
Full-time equivalent employees	1,128	1,144	1,120

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM AVERAGE BALANCES, RATES AND YIELDS

(Unaudited)

	Three months ended
	September 30, 2007			June 30, 2007			September 30, 2006
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities (1)	$350,833	$4,485	5.07%	$335,248	$4,341	5.19%	$240,767	$3,161	5.21%
Investment securities:
Taxable	1,277,910	14,915	4.63	1,341,339	15,782	4.72	1,518,983	17,720	4.63
Non-taxable (2)	48,486	813	6.65	49,410	857	6.96	66,620	1,134	6.75
Loans:
Commercial	3,077,872	82,957	10.69	2,889,025	78,933	10.96	2,497,698	69,277	11.00
Real estate construction and term	258,700	4,233	6.49	238,967	4,024	6.75	201,147	3,567	7.04
Consumer and other	293,707	6,053	8.18	298,695	6,094	8.18	277,192	5,842	8.36

Total loans, net of unearned income	3,630,279	93,243	10.19	3,426,687	89,051	10.42	2,976,037	78,686	10.49

Total interest-earning assets	5,307,508	113,456	8.48	5,152,684	110,031	8.57	4,802,407	100,701	8.32

Cash and due from banks	283,711			267,797			242,194
Allowance for loan losses	(45,174)			(40,136)			(39,088)
Goodwill	4,092			21,107			18,521
Other assets (3)	537,179			532,535			381,537

Total assets	$6,087,316			$5,933,987			$5,405,571

Funding sources:
Interest-bearing liabilities:
NOW deposits	$30,647	$31	0.40%	$40,494	$40	0.40%	$33,660	$34	0.40%
Regular money market deposits	149,580	513	1.36	167,893	507	1.21	191,418	398	0.82
Bonus money market deposits	567,345	2,283	1.60	487,826	1,204	0.99	551,071	1,146	0.83
Time deposits	321,243	745	0.92	326,557	817	1.00	322,310	620	0.76

Total interest-bearing deposits	1,068,815	3,572	1.33	1,022,770	2,568	1.01	1,098,459	2,198	0.79
Short-term borrowings	205,715	2,701	5.21	415,093	5,561	5.37	523,352	7,200	5.46
Contingently convertible debt	149,011	232	0.62	148,792	240	0.65	148,090	232	0.62
Junior subordinated debentures	49,798	853	6.80	51,173	874	6.85	50,117	845	6.69
Senior and subordinated notes	495,771	7,992	6.40	249,608	3,845	6.18	—	—	—
Other long-term debt	152,669	2,113	5.49	152,669	2,067	5.43	837	21	9.95

Total interest-bearing liabilities	2,121,779	17,463	3.27	2,040,105	15,155	2.98	1,820,855	10,496	2.29

Portion of noninterest-bearing funding sources	3,185,729			3,112,579			2,981,552

Total funding sources	5,307,508	17,463	1.30	5,152,684	15,155	1.18	4,802,407	10,496	0.87

Noninterest-bearing funding sources:
Demand deposits	2,867,812			2,828,240			2,735,481
Other liabilities	193,955			193,279			117,911
Minority interest in capital of consolidated affiliates	227,072			200,815			151,496
Stockholders’ equity	676,698			671,548			579,828
Portion used to fund interest-earning assets	(3,185,729)			(3,112,579)			(2,981,552)

Total liabilities, minority interest and stockholders’ equity	$6,087,316			$5,933,987			$5,405,571

Net interest income and margin		$95,993	7.18%		$94,876	7.39%		$90,205	7.45%

Total deposits	$3,936,627			$3,851,010			$3,833,940

Average stockholders’ equity as a percentage of average assets			11.12%			11.32%			10.73%

(1)	Includes average interest-bearing deposits in other financial institutions of $59.4 million, $50.9 million and $29.1 million for the third quarter of 2007, second quarter of 2007 and third quarter of 2006, respectively.
(2)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.3 million, $0.3 million and $0.4 million for the quarters ended September 30, 2007, June 30, 2007 and September 30, 2006, respectively.
(3)	Average investment securities of $250.3 million, $237.7 million and $155.6 million for the third quarter of 2007, second quarter of 2007 and third quarter of 2006, respectively, were classified as other assets as they were noninterest-earning assets.

SVB FINANCIAL GROUP AND SUBSIDIARIES

INTERIM AVERAGE BALANCES, RATES AND YIELDS

(Unaudited)

	Nine months ended September 30,
	2007			2006
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreement to resell and other short-term investment securities (1)	$326,761	$12,660	5.18%	$221,458	$7,731	4.67%
Investment securities:
Taxable	1,340,953	46,990	4.69	1,668,553	57,714	4.62
Non-taxable (2)	50,618	2,603	6.88	70,646	3,602	6.82
Loans:
Commercial	2,900,526	237,211	10.93	2,346,110	189,879	10.82
Real estate construction and term	242,678	12,080	6.66	185,717	9,575	6.89
Consumer and other	296,320	18,235	8.23	259,439	15,599	8.04

Total loans, net of unearned income	3,439,524	267,526	10.40	2,791,266	215,053	10.30

Total interest-earning assets	5,157,856	329,779	8.55	4,751,923	284,100	7.99

Cash and due from banks	276,202			241,805
Allowance for loan losses	(42,979)			(38,095)
Goodwill	15,435			29,802
Other assets (3)	509,414			337,377

Total assets	$5,915,928			$5,322,812

Funding sources:
Interest-bearing liabilities:
NOW deposits	$36,114	$107	0.40%	$38,049	$117	0.41%
Regular money market deposits	161,748	1,414	1.17	228,398	1,395	0.82
Bonus money market deposits	523,636	4,548	1.16	587,803	3,683	0.84
Time deposits	320,180	2,259	0.94	319,357	1,663	0.70

Total interest-bearing deposits	1,041,678	8,328	1.07	1,173,607	6,858	0.78
Short-term borrowings	388,622	15,556	5.35	344,571	13,431	5.21
Contingently convertible debt	148,789	709	0.64	147,898	697	0.63
Junior subordinated debentures	50,704	2,563	6.76	49,935	2,362	6.32
Senior and subordinated notes	246,775	11,837	6.41	—	—	—
Other long-term debt	152,669	6,227	5.45	924	42	6.08

Total interest-bearing liabilities	2,029,237	45,220	2.98	1,716,935	23,390	1.82

Portion of noninterest-bearing funding sources	3,128,619			3,034,988

Total funding sources	5,157,856	45,220	1.17	4,751,923	23,390	0.65

Noninterest-bearing funding sources:
Demand deposits	2,838,187			2,778,969
Other liabilities	183,440			110,809
Minority interest in capital of consolidated affiliates	199,927			137,168
Stockholders’ equity	665,137			578,931
Portion used to fund interest-earning assets	(3,128,619)			(3,034,988)

Total liabilities, minority interest and stockholders’ equity	$5,915,928			$5,322,812

Net interest income and margin		$284,559	7.38%		$260,710	7.34%

Total deposits	$3,879,865			$3,952,576

Average stockholders’ equity as a percentage of average assets			11.24%			10.88%

(1)	Includes average interest-bearing deposits in other financial institutions of $50.8 million and $29.7 million for the nine months ended September 30, 2007 and 2006, respectively.
(2)	Interest income on non-taxable investments is presented on a fully tax-equivalent basis using the federal statutory income tax rate of 35.0 percent. The tax equivalent adjustments were $0.9 million and $1.3 million for the nine months ended September 30, 2007 and 2006, respectively.
(3)	Average investment securities of $233.2 million and $137.7 million for the nine months ended September 30, 2007 and 2006, respectively, were classified as other assets as they were noninterest-earning assets.

Gains on Derivative Instruments, Net

	Three months ended					Nine months ended
				% Change
(Dollars in thousands)	September 30, 2007	June 30, 2007	September 30, 2006	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006	% Change
(Losses) gains on foreign exchange forward contracts, net (1)	$(90)	$(421)	$182	(78.6)%	(149.5)%	$381	$761	(49.9)%

Change in fair value of interest rate swap (2)	(338)	598	397	(156.5)	(185.1)	(81)	(4,060)	(98.0)

Equity warrant assets:
Gains on exercise, net	7,689	883	3,693	770.8	108.2	11,555	7,441	55.3
Change in fair value (3):
Cancellations and expirations	(514)	(720)	(1,623)	(28.6)	(68.3)	(1,981)	(3,099)	(36.1)
Other changes in fair value	2,043	4,411	591	(53.7)	245.7	5,640	10,019	(43.7)

Total net gains on equity warrant assets (4)	9,218	4,574	2,661	101.5	246.4	15,214	14,361	5.9

Total gains on derivative instruments, net	$8,790	$4,751	$3,240	85.0%	171.3%	$15,514	$11,062	40.2%

(1)	Represents the change in the fair value of foreign exchange forward contracts executed on behalf of clients and contracts with correspondent banks to economically reduce our foreign exchange exposure risk related to certain foreign currency denominated loans.
(2)	Represents the change in fair value of our interest rate swap agreement related to our junior subordinated debentures. For the three months ended September 30, 2007, June 30, 2007 and September 30, 2006, this amount represents the change in the fair value hedge implemented in April 2006. Prior to the fair value hedge implemented in April 2006, the amount represents the cumulative change in market value of the interest rate swap.
(3)	As of September 30, 2007, we held warrants in 1,206 companies, compared to 1,202 companies as of June 30, 2007 and 1,275 companies as of September 30, 2006.
(4)	Includes net gains on equity warrant assets held by consolidated investment affiliates. Relevant amounts attributable to minority interests are reflected in the interim consolidated statements of income under the caption “Minority Interest in Net (Income)/Loss of Consolidated Affiliates”.

Minority Interest in Net (Income)/Loss of Consolidated Affiliates

	Three months ended			Nine months ended
(Dollars in thousands)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net interest income (1)	$357	$268	$703	$1,045	$1,956
Noninterest income (1)	12,429	7,310	(149)	30,995	6,590
Noninterest expense (1)	(2,665)	(3,269)	(1,473)	(8,189)	(3,407)
Carried interest (2)	337	1,516	—	2,788	—

Total minority interest in net income/(loss) of consolidated affiliates	$10,458	$5,825	$(919)	$26,639	$5,139

(1)	Represents minority interest share in net interest income, non interest income, and non interest expense of consolidated affiliates.
(2)	Represents the preferred allocation of income earned by the General Partner managing one of our consolidated funds.

Reconciliation of Basic and Diluted Weighted Average Shares Outstanding

	Three months ended			Nine months ended
(Shares in thousands)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Weighted average shares outstanding-basic	34,029	34,319	34,417	34,255	34,813
Effect of dilutive securities:
Stock options	1,233	1,364	1,348	1,310	1,541
Restricted stock awards and units	63	91	154	83	141
Convertible debt	1,540	1,634	1,135	1,484	1,325
Warrants	4	—	—	—	—

Total effect of dilutive securities	2,840	3,089	2,637	2,877	3,007

Weighted average shares outstanding-diluted	36,869	37,408	37,054	37,132	37,820

Credit Quality

	Period end balances at
(Dollars in thousands)	September 30, 2007	June 30, 2007	September 30, 2006
Nonperforming Loans and Assets:
Loans Past Due 90 Days or More Still Accruing Interest	$—	$1,365	$—
Nonaccrual Loans	9,891	10,882	9,322

Total Nonperforming Loans	9,891	12,247	9,322
Other Real Estate Owned	—	—	5,710

Total Nonperforming Assets	$9,891	$12,247	$15,032

Nonperforming Loans as a Percentage of Total Gross Loans	0.26%	0.32%	0.28%
Nonperforming Assets as a Percentage of Total Assets	0.16%	0.19%	0.26%

Allowance for Loan Losses	$44,225	$43,352	$39,549
As a Percentage of Total Gross Loans	1.15%	1.14%	1.18%
As a Percentage of Nonperforming Loans	447.12%	353.98%	424.25%
Allowance For Unfunded Credit Commitments (1)	$11,875	$12,848	$13,751
Total Gross Loans	$3,844,185	$3,787,911	$3,345,876

(1)	The “Allowance for Unfunded Credit Commitments” is included as a component of “Other Liabilities”.

Average Client Investment Funds (1)

	Three months ended			Nine months ended
(Dollars in millions)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Client Directed Investment Assets	$12,557	$12,234	$10,959	$12,226	$10,395
Client Investment Assets Under Management	5,734	5,476	4,554	5,467	4,260
Sweep Money Market Funds	2,414	2,330	2,291	2,379	2,215

Total Client Investment Funds	$20,705	$20,040	$17,804	$20,072	$16,870

(1)	Client Investment Funds invested through SVB Financial Group are maintained at third party financial institutions.

Period end total client investment funds were $20.4 billion at both September 30, 2007 and June 30, 2007, compared to $17.7 billion at September 30, 2006.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures (non-GAAP net income, non-GAAP earnings per basic and diluted common share, non-GAAP noninterest expense and non-GAAP return on average equity) of financial performance. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that do not occur in every reporting period of our core business, operating results or future outlook. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income and earnings per basic and diluted common share, or other financial measures prepared in accordance with GAAP. In the financial table below, we have provided a reconciliation of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release.

SVB FINANCIAL GROUP AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands except per share amounts)	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net Income	$38,116	$22,865	$25,170	$89,372	$61,035
Impact of impairment of goodwill on income before income taxes (1)	—	17,204	—	17,204	18,434
Impact of impairment of goodwill on income tax benefit (2)	—	(7,010)	—	(7,010)	(7,986)

Non-GAAP Net Income	$38,116	$33,059	$25,170	$99,566	$71,483

Non-GAAP earnings per common share — basic	$1.12	$0.96	$0.73	$2.91	$2.05
Non-GAAP earnings per common share — diluted	$1.03	$0.88	$0.68	$2.68	$1.89
Non-GAAP return on average equity (3)	22.3%	19.7%	17.2%	20.0%	16.5%

(1)	Goodwill impairment charge for SVB Alliant recognized in the quarter ended June 30, 2007.
(2)	Tax benefit recognized in the quarter ended June 30, 2007 from goodwill impairment at SVB Alliant tax rate.
(3)	Ratio represents annualized consolidated net income divided by quarterly average equity and year-to-date average equity, respectively.